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                                                                  Rule 424(b)(3)
                                                      Registration No. 333-57813

                          NEXTLINK COMMUNICATIONS, INC.

                  PROSPECTUS SUPPLEMENT DATED NOVEMBER 3, 1998
                        TO PROSPECTUS DATED JULY 24, 1998

     The Selling Stockholders table on pages 16-17 of the Prospectus is hereby amended to (i) update the information regarding the following entities included in the Prospectus and their respective number of shares of Preferred Stock and
(ii) include additional Selling Stockholders:

                                                             Number of Shares of
Selling Stockholders                                           Preferred Stock
--------------------                                           ---------------
Mellon Trust Boston Safe Deposit & Trust Co.                         133,500

Van Kampen Harbor Fund1                                               83,900

Smith Barney Inc.                                                     76,200

Bear Stearns & Co. Inc.                                               60,000

Van Kampen Utility Fund2                                              26,800

Van Kampen Convertible Securities Fund3                               14,300

Combined Insurance Company of America                                 14,000

Union Bank of California                                               1,500

OCM Convertible Trust                                                      0

Chrysler Corporation Master Retirement Trust                               0

State of Connecticut Combined Investment Funds                             0

Vanguard Convertible Securities Fund, Inc.                                 0

State Employees' Retirement Fund of the State of Delaware                  0

----------------------

1 Formerly known as Van Kampen American Capital Harbor Fund.

2 Formerly known as Vank Kampen American Capital Utility Fund.

3 Formerly known as Van Kampen American Capital Convertible Securities Fund.